EXHIBIT 10.15


                 AQUAMAX-KEERAN-OCEAN POWER LICENSING AGREEMENT

         THIS AGREEMENT ("Agreement"), made on the Effective Date as defined herein, is by and among Ocean Power Corporation, a Delaware corporation having a principal place of business at 5000 Robert J. Mathews Parkway, El Dorado Hills, California 95762, United States of America ("OCEAN POWER"), Aquamax (International) Holding B.V., a Dutch corporation having a principal place of business at Locatellikade 1, Parnassustoren, 1076 AZ Amsterdam, P.O. Box 75215, 1070 AE Amsterdam, The Netherlands ("AQUAMAX"), and Keeran Corporation N.V., a Netherlands Antilles Corporation having a principal place of business at World Trade Center Curacao, Unit BC.II.01-04, Piscadera Bay, Willemstad, Curacao, Netherlands Antilles ("KEERAN"). OCEAN POWER, AQUAMAX and KEERAN may each be referred to herein as a "Party" and collectively as the "Parties."

         WHEREAS, OCEAN POWER, AQUAMAX and KEERAN own all rights, title and interest in and to certain patented and unpatented technology related to water treatment;

         WHEREAS, OCEAN POWER desires to obtain from AQUAMAX and KEERAN, and AQUAMAX and KEERAN desire to grant to OCEAN POWER certain exclusive rights in and to their technology for certain applications; and

         WHEREAS, AQUAMAX desires to obtain from OCEAN POWER, and OCEAN POWER desires to grant to AQUAMAX certain exclusive rights in and to its technology for certain applications;

         NOW, THEREFORE, in consideration of the terms, conditions, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    Article 1

                                   Definitions

         As used in this Agreement, the following terms have the meanings set out below and as further defined elsewhere in this Agreement.

1.1      "Affiliate(s)" means any entity:

         a) in which AQUAMAX, KEERAN or OCEAN POWER controls, or is under common control, or is directly or indirectly owned by or under common ownership to the extent of over fifty (50%) or more of the voting shares, including shares owned beneficially by a Party; or

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         b)       which owns or controls AQUAMAX, KEERAN or OCEAN POWER.

1.2 "AQUAMAX Field" means the OCEAN POWER Patents and the Improvements that may be used by AQUAMAX pursuant to the terms and conditions of this Agreement with mechanical or thermal vapor compression distillation application(s) in which the quantity of water processed in the application(s) is less than one thousand cubic meters per day (1,000m3/day).

1.3 "AQUAMAX-KEERAN Patent(s)" means all patents issued in the United States or any foreign country, or any applications for patents, including any patents of addition, utility models, utility patents, design patents, re-issues, divisions, continuations, or the like: (i) owned by AQUAMAX and/or KEERAN on the Effective Date or during the term of this Agreement and (ii) to which AQUAMAX and/or KEERAN has/have rights during the term of this Agreement that may be granted, transferred or otherwise conveyed to OCEAN POWER without violating the terms of any obligations with respect to third parties. A current list of AQUAMAX-KEERAN Patents is attached hereto and incorporated herein as Schedule A.

1.4 "Aquamax Mechanical Vapor Compression Technology" means any distillation apparatus claimed in any AQUAMAX-KEERAN Patent which comprises a mechanical compressor (as distinct from a thermal compressor).

1.5 "Aquamax Multi Effect Technology" means any distillation apparatus claimed in any AQUAMAX-KEERAN Patent: (a) which incorporates more than one evaporator; and (b) in which the vapor from one evaporator is used as a source of heat for another evaporator incorporated in the same distillation apparatus.

1.6 "Desalination" shall have the same meaning as is set forth in Article 1 ("Definitions") of the Hadwaco License (defined below).

1.7 "Effective Date" of this Agreement is the date of complete execution by the Parties of the signature page of this Agreement. If this Agreement is not executed by all parties on the same date, the Effective Date shall be the date upon which the last party to execute the Agreement does so.

1.8      "Fields" means the AQUAMAX Field and the OCEAN POWER Field.

1.9 "Hadwaco License" means that license agreement between AQUAMAX (formerly known as Anthias (International) Holdings B.V.) and Hadwaco Ltd. Oy, executed on October 18, 1994 and November 1, 1994, a copy of which is attached hereto as Exhibit 1.9.

1.10     "Improvements" means any Technical Information which:

         a)       reduces  production  costs,  improves  performance,  increases
                  service  life,  increases   marketability,   or  improves  the
                  appearance of Licensed Products;

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         b)       any  modification to Licensed  Products which comes within the scope of one or more claims of any of the Patents;

         c)       any  product,  apparatus,  or  process  which is  similar  to,
                  competitive   to,  a  substitute   or   alternative   for,  or
                  supplements or complements Licensed Products;

         d) any invention or discovery of any new apparatus or method for producing Licensed Products, or

         e)       any new product which may be produced as Licensed Products.

1.11 "Licensed Product(s)" means any product(s) practicing the Patents and/or Improvements in the AQUAMAX Field or the OCEAN POWER Field, as the case may be, pursuant to the terms and conditions of this Agreement.

1.12     "LICENSORS" means AQUAMAX and/or KEERAN.

1.13 "OCEAN POWER Field" means the AQUAMAX-KEERAN Patents that may be used by OCEAN POWER pursuant to the terms and conditions of this Agreement with mechanical or thermal vapor compression distillation or desalination application(s) in which the quantity of water processed in the application(s) is equal to or exceeds one thousand cubic meters per day (1,000m3/day).

1.14 "OCEAN POWER Patent(s)" means all patents issued in the United States or any foreign country, or any applications for patents, including any patents of addition, utility models, utility patents, design patents, re-issues, divisions, continuations, or the like: (a)(i) owned by OCEAN POWER on the Effective Date or during the term of this Agreement, or
         (a)(ii) to which OCEAN POWER has rights during the term of this Agreement that may be granted, transferred or otherwise conveyed to AQUAMAX without violating the terms of any obligations with respect to third parties. A current list of applicable OCEAN POWER Patents is included with Schedule B, which is attached hereto and incorporated herein.

1.15     "Patents"  means  the  OCEAN  POWER  Patent(s)  and the  AQUAMAX-KEERAN
         Patent(s).

1.16 "Technical Information" means inventions, trade secrets, confidential information, and know-how applicable within the Fields on the Effective Date or during the term of this Agreement, which the Parties have the legal right to convey. Technical Information includes, but is not limited to, research, engineering and manufacturing information, information with respect to environmental and safety requirements, analytical procedures and techniques, operating procedures, maintenance practices, design information on manufacturing facilities and equipment, machinery and equipment specifications, product test methods, drawings, product production processes, computer files, product information and other general information related to Licensed Product(s).

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                                    Article 2

                                 Grant of Rights

2.1 Principal Rights Licensed to OCEAN POWER: LICENSORS hereby grant to OCEAN POWER the exclusive, worldwide right and license to make, have made, use, distribute, install, offer to sell and sell Licensed Products within the OCEAN POWER Field for the term of this Agreement (including the right to sub-license the rights granted to OCEAN POWER herein). In order to avoid any doubt, the Parties acknowledge and agree that LICENSORS are not licensing any rights in and to the:

                  (i)  Aquamax Multi Effect Technology; and

                  (ii) the Aquamax Mechanical Vapor Compression Technology for evaporators in which the quantity of water processed is less than one thousand cubic meters per day (1,000m3/day).

2.2 Principal Rights Licensed to AQUAMAX: OCEAN POWER hereby grants to AQUAMAX the exclusive, worldwide right and license to make, have made, use, distribute, install, offer to sell and sell Licensed Products within the AQUAMAX Field for the term of this Agreement. This license includes the right to sub-license the rights granted to AQUAMAX herein, subject to OCEAN POWER's prior written approval, which OCEAN POWER may or may not grant in its sole discretion, but which approval OCEAN POWER may not unreasonably withhold.

                                    Article 3

                                      Parts

3.1 OCEAN POWER, its Affiliates and licensees will have the right to purchase from AQUAMAX and/or KEERAN parts for the Licensed Products (including without limitation plastic heat exchangers) if available for delivery anywhere in the world at prices to be negotiated between the Parties, which price shall in no event exceed AQUAMAX's and/or KEERAN's current lowest quoted sales prices. OCEAN POWER will regard AQUAMAX as a preferred supplier for plastic heat exchangers for so long as reasonable standards for quality, delivery, and price are met by AQUAMAX.


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                                    Article 4

                                Term of Agreement

4.1 This Agreement shall become effective as of the Effective Date and shall continue in effect for a period of ten (10) years from the Effective Date.

4.2 This Agreement may be terminated by OCEAN POWER or LICENSORS for the other's uncured default under Paragraph 5.1 of this Agreement.

4.3 Upon termination of this Agreement, by expiration or otherwise, all licenses, rights, privileges and obligations hereunder shall cease and terminate except that the licenses and rights granted under Article 2 hereof shall continue as to all Licensed Products manufactured, or actually in manufacture, during the term of this Agreement by the Parties or by any of their Affiliates or licensees, for the full term of the Patent(s) and life of the Licensed Products.

                                    Article 5

                                     Default

5.1 Default: A Party will be deemed in default under this Agreement if a) the Party fails to pay any amount due and payable under this Agreement within thirty (30) days after written notice that the same has become due and payable; b) the Party becomes insolvent, bankrupt, or any of its assets are seized or placed in trust for the benefit of creditors and such insolvency, bankruptcy or seizure is not dissolved or cured in sixty (60) days; or c) the Party fails to perform any other obligation required to be performed by it under this Agreement or to cure, or begin to effect a cure for any such failure, within thirty (30) days after written notice from the other Party that the time herein provided for such performance has passed.

5.2 Remedy for Default: OCEAN POWER and LICENSORS may pursue any remedy under this Agreement or otherwise available, based on the default of the other.


                                    Article 6

                                  Remuneration

6.1 Advance & Option: AQUAMAX acknowledges receipt of a payment of one hundred thousand United States Dollars (US$100,000.00) from OCEAN POWER as a non-refundable advance under this Agreement and as payment for an option by OCEAN POWER to enter into this license agreement with AQUAMAX for the AQUAMAX-KEERAN Patent(s) and Improvements in the Field.

6.2 AQUAMAX Remuneration: In consideration for the licenses granted to OCEAN POWER under Section 2.1, and the other terms and conditions of this Agreement, OCEAN POWER will pay a fixed fee of four million United States Dollars (US$4,000,000.00) to AQUAMAX as follows:

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

                Payments                      Amount                                  Due Date
         ============================================================================================================
                Payment 1                  US$100,000.00                          Paid per Section 6.1
         ------------------------ --------------------------------- -------------------------------------------------
                Payment 2                  US$300,000.00            Upon full execution and delivery of this
                                                                    Agreement
         ------------------------ --------------------------------- -------------------------------------------------
                Payment 3                 US$1,600,000.00           Upon completion of the private placement of
                                                                    OCEAN POWER CORPORATION stock (which is
                                                                    expected to be an institutional private
                                                                    placement anticipated to take place, subject to
                                                                    regulatory approval, on or about 10/31/2000)
                                                                    however, in any event, no later than 12/31/2000
         ------------------------ --------------------------------- -------------------------------------------------
                Payment 4                 US$2,000,000.00                       No later than 12/31/2000
         ============================================================================================================

         In further  consideration  of the licenses granted to OCEAN POWER under
         Section 2.1, and the other terms of this Agreement, OCEAN POWER shall issue six hundred thousand (600,000) shares of OCEAN POWER common stock to KEERAN as follows:

         a) Within ten (10) days of the Effective Date, OCEAN POWER shall issue and deliver to KEERAN two hundred thousand (200,000) shares of OCEAN POWER common stock;

         b) OCEAN POWER shall issue and deliver to KEERAN two hundred thousand (200,000) shares of common stock of OCEAN POWER upon the payment by OCEAN POWER to AQUAMAX of Payment 3, referred to above, in the amount of one million, six hundred thousand United States Dollars (US$1,600,000.00), which payment shall be made by OCEAN POWER upon completion of the private placement of OCEAN POWER CORPORATION stock (which is expected to be an institutional private placement anticipated to take place, subject to regulatory approval, on or about October 31,
                  2000) however, in any event, no later than December 31, 2000.

         c) OCEAN POWER shall issue and deliver to KEERAN two hundred thousand (200,000) shares of common stock of OCEAN POWER upon the payment by OCEAN POWER to AQUAMAX of Payment 4, referred to above, in the amount of two million United States Dollars (US$2,000,000.00), which payment shall be made no later than December 31, 2000.

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

         All common stock of OCEAN POWER issued to KEERAN under this Agreement is issued without any representation or warranty whatsoever, and shall bear the following legend:

                  This common stock has not been registered under the Securities Act of 1933 of the United States of America, has been sold in reliance upon Regulation S (Rule 901 through Rule 905 and preliminary notes) promulgated under said Act and shall be transferred only, and the issuer is required to refuse to register any transfer of the common stock not made, in accordance with the requirements of said Regulation, pursuant to registration under said Act or pursuant to an exemption from the registration requirements of said Act. This common stock shall not be offered or sold in the United States of America, its territories and possessions, or to a "U.S. Person" as defined in said Regulation, during the "restricted period" of one year from the issue date of the common stock. Hedging transactions involving these securities may not be conducted unless in compliance with said Act.

         KEERAN recognizes that the common stock of OCEAN POWER issued pursuant to this Agreement has not been registered under the Securities Act of 1933 of the United States of America, and further acknowledges receipt of copies of Rules 901 through 905, inclusive, of Regulation S promulgated under the Securities Act of 1933 of the United States of America.

6.3 Wire Transfer: Payment shall be made by wire transfer payable to AQUAMAX's account in the bank identified below or as otherwise requested by AQUAMAX in writing:

                  Name of Bank:     ABN AMRO BANK N.V.

                  Account No.:      576789119

                  Address of Bank:  Postbus 407
                                    1000 AK, Amsterdam, The Netherlands

                  Account Name:     Aquamax (International) Holdings B.V.

6.4 OCEAN POWER Remuneration: In consideration for the licenses granted to AQUAMAX under Section 2.2, and the other terms and conditions of this Agreement, LICENSORS will pay to OCEAN POWER certain royalties on the Licensed Product(s) to be produced by or made for LICENSORS, or such other remuneration as the Parties may agree to in good faith on most favored nation terms, provided, however, that LICENSORS will pay OCEAN POWER fifty percent (50%) of any license royalty or amount(s) of a
         similar  nature  LICENSORS   receive  from  any  third  party  under  a
         sub-license  to  make,  use,   install,   lease  and/or  sell  Licensed
         Product(s)  to the extent that such amounts are  attributable  to OCEAN


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

         POWER Patents or Improvements, as the Parties shall agree to in good faith. Where LICENSORS enter into an agreement or other arrangement with a third party that includes such a sub-license without negotiating, or before completing negotiations, with OCEAN POWER as to the appropriate amount OCEAN POWER shall receive, it will be presumed that the amount is completely attributable to OCEAN POWER Patents and/or Improvements and LICENSORS shall pay-over to OCEAN POWER fifty percent (50%) of any amount LICENSORS receive from such third party within thirty (30) days of AQUAMAX's or KEERAN's receipt of such license royalty or amount(s) of a similar nature.

                                    Article 7

                         Confidentiality of Information

7.1 LICENSORS and OCEAN POWER each acknowledge that, in the course of performing their respective obligations hereunder, they will obtain or come in contact with confidential information, including without limitation Technical Information, of the other. LICENSORS and OCEAN POWER shall:

         a) use the other's confidential information only in connection with fulfilling such Party's obligations under this Agreement. Officers, employees, agents or independent contractors of OCEAN POWER or LICENSORS will be given access to the confidential information on a need to know basis. Each shall obtain an agreement in a form satisfactory to the other, from each such person to whom such disclosure is made pursuant to which such person will agree to be bound by the provisions of this Article 7, including, but not limited to, any third parties a Party will have make any part for the Licensed Products. Each hereto shall be responsible for any breach of these provisions by it or any of its employees, officers, agents or independent contractors. In the event that a Party hereto believes it is compelled by law to disclose confidential information of another Party, it shall immediately notify that Party and shall cooperate with any effort by that Party to obtain a protective order or otherwise limit the disclosure of any such confidential information. These obligations shall extend for a period three (3) years from the end of the term or termination of this Agreement; and

         b) hold all confidential information of a Party in strict confidence and exercise due care with respect to its handling and protection, consistent with such Party's own policies concerning protection of its confidential information of like importance, but in no event less than reasonable care.

7.2 The obligations set forth in Section 7.1 will not apply to a Party's confidential information which:

         a) now or later becomes generally known or available through no act or omission by the receiving Party;

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

         b) the receiving Party can demonstrate it independently developed its confidential information without the use of, or access to, the information furnished to it by the disclosing Party;

         c) is or becomes publicly available through issued patents(s), or other printed publications;

         d)       is  hereafter  disclosed  to the  disclosing  Party by a third
                  party  having  no  obligations  of   confidentiality   to  the
                  disclosing Party with respect to such information; or

         e) was known to the receiving Party prior to its receipt from the disclosing Party as established by written records of that Party.

7.3 LICENSORS and OCEAN POWER may disclose the contents of this Agreement to lenders, other financing sources and potential financing sources or as may be required in filings with federal and/or state securities authorities provided that such lenders and the other financing sources and potential persons have a need to know and agree to be bound by a confidential agreement acceptable to the Parties.

7.4 The provisions of this Article 7 shall survive for three (3) years after the end of the term or the termination of this Agreement.


                                    Article 8

                          Records, Reports, and Audits

8.1 Records: LICENSORS will make and maintain accurate business records according to generally accepted accounting principles showing the amounts received by LICENSORS pursuant to Section 6.4. LICENSORS will maintain such records for a period of three (3) years after the end of the calendar year in which the Licensed Product(s) or amounts described in such records are sold or received, as the case may be.

8.2 Inspection: Upon OCEAN POWER's written request, from time to time during the term of this Agreement (but not more than two (2) times per year) and for three (3) years thereafter, AQUAMAX and/or KEERAN, as the case may be, shall permit an independent Certified Public Accountant selected by OCEAN POWER and acceptable to LICENSORS (acceptance not to be unreasonably withheld), during normal business hours, to inspect all the records which LICENSORS are required to maintain pursuant to
         Section 8.1.


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

                                    Article 9

                         Warranties and Representations

9.1 By LICENSORS: AQUAMAX and KEERAN each represent(s) and warrant(s) that individually or together (i) it(they) own(s) all right, title, and control(s) all interests in and to the AQUAMAX-KEERAN Patents and Improvements in the OCEAN POWER Field or has(have) the right, power and authority to grant all licensed rights thereto, (ii) it(they) has(have) the right, power and authority to grant all licensed rights herein,
         (iii) it(they) has(have) the right, power and authority to enter into this Agreement, (iv) to the best of its(their) knowledge the rights granted hereunder to OCEAN POWER do not infringe any third party's intellectual property rights, and (v) its(their) performance of this Agreement will not violate any agreement between AQUAMAX and/or KEERAN and any third party.

9.2 By OCEAN POWER: OCEAN POWER represents and warrants that it has the right, power and authority to enter into this Agreement and that OCEAN POWER's performance of this Agreement will not violate any agreement between OCEAN POWER and any third party.

                                   Article 10

                  Technical Assistance and Technology Transfer

10.1 The Parties contemplate that OCEAN POWER may require technical assistance from LICENSORS in order to achieve the objectives of this Agreement. Accordingly, LICENSORS will make available to OCEAN POWER, its Affiliates, licensees and their employees and agents, technical consulting services at the lowest quoted consulting rates for such services from AQUAMAX or KEERAN.

10.2 LICENSORS shall disclose to OCEAN POWER the existing documentation and data related to the technology disclosed in the AQUAMAX-KEERAN Patents and Improvements, including without limitation related Technical Information. OCEAN POWER will bear the direct cost of the transfer of the information, including technical assistance and time required for the disclosure.

                                   Article 11

                               Patent Maintenance

11.1 LICENSORS shall continue to maintain responsibility (and costs associated therewith) for filing, prosecution, and maintenance of the AQUAMAX-KEERAN Patents. In the event that LICENSORS desire(s) to discontinue such activity, LICENSORS shall give OCEAN POWER adequate written notice of its/their decision so that OCEAN POWER may decide whether to have LICENSORS assign ownership of such patents and patent applications to OCEAN POWER so that OCEAN POWER may assume responsibility for their continued maintenance or prosecution. Where, in OCEAN POWER's sole discretion, OCEAN POWER decides to assume the responsibility for the continued maintenance or prosecution of the applicable AQUAMAX-KEERAN Patents pursuant to this Section 11.1,
         LICENSORS shall assign ownership for such patents and patent applications subject to LICENSORS' royalty-free right to continue to use such patents outside of the OCEAN POWER Field during the term of this Agreement and for the duration of such applicable patent(s).

                                   Article 12

                                   Assignment

12.1 Nonassignability: Except as otherwise provided in this Agreement, no Party shall be entitled to transfer, assign, convey, sell, encumber, or in any way alienate ("Transfer") all or any part of its rights or obligations under this Agreement, except that a Party may at any time, with the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed) Transfer all, but not less than all, of its rights and obligations under this Agreement to any entity that owns or acquires a controlling portion of the stock or assets of such Party, and such rights and obligations may only be Transferred by any such assignee subject to the provisions of this Article 12. Transfers in violation of this Article 12 or in violation of any other provision of this Agreement shall be void ab initio and of no effect whatsoever.

                                   Article 13

                                    Covenants

13.1 AQUAMAX and KEERAN, individually and together, covenant(s) to disclose to OCEAN POWER on a reasonably prompt basis all Improvements it/they or its/their Affiliates or licensees develop during the term of this Agreement.

13.2 OCEAN POWER covenants to disclose to AQUAMAX on a reasonably prompt basis all Improvements it or its Affiliates or licensees develop during the term of this Agreement.

13.3 AQUAMAX and KEERAN, individually and together, covenant(s), to the extent that any director, member, officer or employee of LICENSORS or its(their) Affiliates or licensees or any agents thereof over which LICENSORS has(have) control ("LICENSORS' Agent(s)") has or have knowledge of the OCEAN POWER Field, that LICENSORS' Agents will be available, and LICENSORS will make LICENSORS' Agents available to OCEAN POWER for consultation regarding the OCEAN POWER Field and the Licensed

         Products during the term of this Agreement. OCEAN POWER is aware of LICENSORS' limited resources in enforcing the obligations hereunder in respect to those not employees, officers, directors or members of LICENSORS.

                                   Article 14

                                   Integration

14.1 This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. No Party shall be bound by any warranties, understanding or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.

                                   Article 15

                                  Severability

15.1 If at any time during the term of this Agreement any provision hereof proves to be or becomes invalid or unenforceable under any applicable law, then such provision shall be deemed modified to the extent necessary in order to render such provision valid and enforceable; if such provision may not be saved, it shall be severed and the remainder of this Agreement shall remain in full force and effect.

                                   Article 16

                                    Headings

16.1 The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision hereof.


                                   Article 17

                           Relationship of the Parties

17.1 Nothing in this Agreement shall be construed as making OCEAN POWER and LICENSORS the partner, joint venturer, agent, employer, or employee of the other. Neither OCEAN POWER nor LICENSORS shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other, except as provided for herein or authorized in writing by the Party to be bound.

                                   Article 18

                          Authority and Enforceability

18.1 The signature of a Party's representative constitutes an express representation that said representative has the authority to bind that Party to the terms of this Agreement and that the Agreement is a binding obligation of that Party, enforceable according to its terms. Further, AQUAMAX and KEERAN each respectively make the representations and warranties set forth in Exhibit 18.1 attached hereto.

                                   Article 19

                                 Communications

19.1 For the purpose of all written communications and notices between the Parties, their addresses shall be:

                  LICENSORS:                Aquamax (International) Holding B.V.
                                            Locatellikade 1, Parnassustoren
                                            1076 AZ Amsterdam
                                            P.O. Box 75215
                                            1070 AE Amsterdam
                                            The Netherlands

                                            Attn:  Rainer Sjostrom

                                            and

                  OCEAN POWER:              Ocean Power Corporation
                                            5000 Robert J. Mathews Parkway
                                            El Dorado Hills, California 95762
                                            United States of America

                                            Attn: Joseph P. Maceda, President

         or any other addresses of which a Party shall notify the others in writing. All notices required or permitted to be given under this Agreement shall be in writing and will be deemed effectively given upon personal delivery or delivery by confirmed fax to the Party or Parties to be notified or two (2) days after deposit with a recognized overnight courier service with tracking capability to the above address(es).

                                   Article 20

                                  Force Majeure

20.1 No Party shall be held liable to another Party to perform its obligations where such performance is prevented or interfered with by riots, war or hostilities between any nation, acts of God, fire, storm, flood, earthquake, strikes, labor disputes, shortage or curtailment of raw materials, labor power or other utility services or any governmental restrictions.

                                   Article 21

                                  Governing Law

21.1 All matters of construction, validity, and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts made, executed, and to be fully performed in such state by citizens of such state, without regard to its conflict or choice of law rules. All unresolved disputes arising out of or related to this Agreement shall be settled by arbitration in accordance with the arbitration rules of the International Chamber of Commerce. Arbitral proceedings shall be conducted in the English language and take place in the City of London.

                                   Article 22

                                     Waiver

22.1 No waiver of any right or remedy in respect to any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion.


                                   Article 23

                                  Publications

23.1 In the event that a Party desires to publish or disclose to a third party the terms of this Agreement, a description of the nature of the relationship created by this Agreement, data, costs, or performance attributes of any Licensed Products, such intent will be communicated to the other Party or Parties, and such publication shall be permitted only upon prior agreement of the Parties. Notwithstanding any agreement between the Parties to the contrary, OCEAN POWER may publish that the Parties' have entered into an exclusive licensing agreement for the AQUAMAX-KEERAN Patents and Improvements in the OCEAN POWER Field.

                                   Article 24

                                 Patent Marking

24.1 Each Party hereto agrees to mark or have marked all Licensed Products sold, respectively, by it, or any of its respective Affiliates or licensees, with the word "Patent" or "Patents," and the number or numbers of the applicable OCEAN POWER Patent(s) and/or AQUAMAX-KEERAN Patent(s).

                                   Article 25

                                  Miscellaneous

25.1 (a) Patent, Trademarks and Tradenames: No Party to this Agreement grants to another Party any rights in any patents, trademarks, service marks, tradenames or any other intellectual property rights of such Party other than those rights specifically set out in this Agreement.

25.2 (b) Counterparts: This Agreement may be excuted in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

             THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date, as defined in Section 1.7 above. Each Party has caused this Agreement to be executed on its behalf by one of its duly authorized representatives as of the date(s) set forth below.

                           AQUAMAX (INTERNATIONAL) HOLDING B.V.

                  By:_________________________________________

                  Name:_______________________________________
                                 (typed or printed)

                  Title:______________________________________

                  Date:   September 21, 2000
                        ______________________________________


                           KEERAN CORPORATION N.V.

                  By: /s/ Albert Matzhgrer
                     _________________________________________

                  Name:   Albert Matzhgrer
                       _______________________________________
                         (typed or printed)

                  Title:______________________________________

                  Date:   September 20, 2000
                       _______________________________________


                           OCEAN POWER CORPORATION

                  By: /s/ Joseph P. Maceda
                     _________________________________________

                  Name:   Joseph P. Maceda
                       _______________________________________
                         (typed or printed)

                  Title:  President
                        ______________________________________

                  Date:   September 14, 2000
                       _______________________________________

                                   SCHEDULE A

                  Aquamax and Keeran Patents & Patents Pending

                  Aquamax and Keeran Patents & Patents Pending

                         PCT Publication No. WO 98/31529
                         (PCT Serial No. PCT/FI98/00038)
             and all related patent applictions worldwide including
            but not limited to those maturing from this application
                           filed by Hadwaco Ltd. Oy.

                                   SCHEDULE B

                      Ocean Power Patents & Patents Pending

1.       U.S. Serial No. 60/228,826
         For: Method for Pretreting Water for Desalination

2.       U.S. Serial No. 60/226,067
         For: Heat Exchange Element with Hydrophilic Evaporator Surface

3.       U.S. Serial No. 60/226,387
         For: High Efficiency Steam Ejector

                                   EXHIBIT 1.9

                               The Hadwaco Licence

                                  EXHIBIT 18.1

                   Supplemental Representations and Warranties

A.       Aquamax expressly represents and warrants that:

         1. TMF Management B.V. ("TMF Management") is a private limited liability company duly formed and existing under the laws of the Netherlands.

         2.       TMF Management is the sole statutory director of Aquamax.

         3. Under the law of the Netherlands and the applicable corporate resolutions and by-laws of TMF Management and Aquamax, any natural person(s) who has(have) the power and authority, acting solely or jointly, to act on behalf of TMF Management and bind it to legally binding contractual obligations also has(have) the power and authority to act on behalf of TMF Management in its capacity as sole statutory director of Aquamax and, in so acting, bind Aquamax to legally binding contractual obligations.

         4. Under the law of the Netherlands and the applicable corporate resolutions and by-laws of TMF Management and Aquamax, one natural person who duly holds the title of "attorney-in-fact" and one natural person who duly holds the title of "attorney-in-fact with title Managing Director" may, acting together, bind TMF Management to legally binding contractual obligations. When such persons act on behalf of TMF Management in its capacity as sole statutory director of Aquamax, such persons have the power and authority to bind Aquamax to legally binding contractual obligations including those contained in this Agreement

         5. Mr. Danny Timmers, a signatory of this Agreement on behalf of Aquamax, holds the title of "attorney-in-fact" within TMF Management.

         6. Mr. Johannes Jacobus Schellingerhout, a signatory of this Agreement on behalf of Aquamax, holds the title of "attorney-in-fact with title Managing Director" within TMF Management.

B.       Keeran expressly represents and warrants that:

         1. TMF (Netherlands Antilles) N.V. ("TMF Antilles") is a private limited liability company duly formed and existing under the laws of the Netherlands Antilles.

         2.       TMF Antilles is the sole statutory director of Keeran.

         3. Under the law of the Netherlands Antilles and the applicable corporate resolutions and by-laws of TMF Antilles and Keeran, any natural person who has the power and authority to act on behalf of TMF Antilles and bind it to legally binding contractual obligations also has the power and authority to act on behalf of TMF Antilles in its capacity as sole statutory director of Aquamax and, in so acting, bind Aquamax to legally binding contractual obligations.

         4. Under the law of the Netherlands Antilles and the applicable corporate resolutions and by-laws of TMF Antilles and Keeran, one natural person who duly holds the title of "Managing Director" may bind TMF Antilles to legally binding contractual obligations. When such persons act on behalf of TMF Antilles in its capacity as sole statutory director of Keeran, such person has the power and authority to bind Keeran to legally binding contractual obligations including those contained in this Agreement

         5. Mr. Albert Matzinger, a signatory of this Agreement on behalf of Keeran, holds the title of "Managing Director" within TMF Antilles.